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                                                                   Exhibit 99(a)

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of The Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries ("Plan") for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof ("Report"), The Plan administrative Committee, which is the functional equivalent of the Plan's Chief Executive Officer and Chief Financial Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to its knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


Date: June 26, 2003

                              THE PLAN ADMINISTRATIVE COMMITTEE


                              /s/ Richard P. Elliott
                              ----------------------------------
                              By:  Richard P. Elliott, Member of The
                              Plan Administrative Committee and Vice President and Chief Financial Officer of Park-Ohio Industries, Inc. (the Plan's Sponsor and a subsidiary of Park-Ohio Holdings Corp.)


The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.